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19

                                                                  Exhibit g(2)

                                                                  March 6, 1998

Board of Trustees
BT Insurance Funds Trust


                Re: Delegation of Responsibilities as a Foreign Custody Manager

Dear Sirs:

         WHEREAS, the Board of Trustees of each Fund listed on Appendix A (each a "Fund" and, collectively, the "Funds") has appointed Bankers Trust Company, a New York banking corporation, acting through its custody unit (the "Delegate") as the custodian of the Fund's assets pursuant to a Custodian Agreement, dated as of July 1, 1996; and

         WHEREAS, a Fund may from time to time determine to invest and maintain some or all of its assets outside of the United States.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, as amended ( the "1940 Act"), and subject to the terms and conditions set forth herein, you (the "Board") on behalf of the Funds hereby delegate, and the Delegate hereby agrees to accept and assume certain responsibilities described herein concerning custody of (1) the Fund's investments for which the primary market is outside of the United States and (2) such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments (such investments and cash shall hereinafter be referred to collectively as "Assets").

         1.       Representations of the Parties

         The Delegate represents and warrants that it is a US Bank within the meaning of Rule 17f-5(a)(7) under the 1940 Act and has the power and authority to execute, deliver and perform this Agreement.

         The Board represents and warrants that it has determined that it is reasonable to rely on the Delegate to perform the responsibilities delegated by this Agreement and has duly authorized the execution and delivery of this Agreement on behalf of the Fund.

         2.       Jurisdictions Covered

         The authority delegated by this Agreement applies with respect to Assets held in the jurisdictions covered by the Delegate's subcustodial network which are currently listed in Appendix B. Jurisdictions may be added by instructions from the Board or a Fund's investment adviser which are accepted by the Delegate. The Delegate's responsibility and authority with respect to jurisdictions so added shall commence on the date of, or set forth in the instructions.


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The  Delegate  may inform the Funds and clients  generally  of  additions to its subcustodial network by means of facsimile or similar means.

         Each of the Board and the Delegate may withdraw its delegation or its acceptance of such delegation with respect to any jurisdiction upon written notice to the Delegate or the Board, as the case may be. The Board's withdrawal of delegation shall be effective thirty (30) days after providing such notice to the Delegate and the Delegate's withdrawal of acceptance shall be effective sixty (60) days after providing such notice to the Board. Thereafter, the Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions as to which authority or acceptance of delegation is so withdrawn.

         3.       Delegation of Authority to Act as Foreign Custody Manager

         (a) Subject to the provisions of this Agreement and the requirements of applicable law, including Rule 17f-5 under the 1940 Act, the Delegate is authorized to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians within the meaning of Rule 17f-5(a)(1) of the 1940 Act in each jurisdiction in which this Agreement applies and to enter into on behalf of the Fund such written contract or contracts governing the Fund's foreign custody arrangements with such Eligible Foreign Custodian or Custodians as the Delegate deems appropriate.

         (b) In addition, subject to the requirements of the 1940 Act and any other applicable law or regulation, the Delegate is authorized to place and maintain Assets in the care of any person (a "Permissible Foreign Custodian") with which Assets may be placed and maintained outside of the United States under the 1940 Act or in accordance with other regulations thereof and to enter into on behalf of the Fund such written contract governing the Fund's foreign custody arrangements with such Permissible Foreign Custodian as the Delegate deems appropriate.

         (c) The authority granted in (a) and (b) of this paragraph 3 shall include subject to the same limitations set forth therein the authority to withdraw Assets from an Eligible Foreign Custodian or Permissible Foreign Custodian in any jurisdiction in which this Agreement applies and place and maintain the Assets so withdrawn in the care of another Eligible Foreign Custodian or Permissible Foreign Custodian in the same jurisdiction and to enter into appropriate written contracts governing the Fund's foreign custody arrangements with such Eligible Foreign Custodian or Permissible Foreign Custodian.

         4.       Monitoring of Eligible Foreign Custodians and Contracts

         In each case in which the Delegate has exercised the authority delegated under this Agreement under Sections 3(a) and 3(b) to place Assets with an Eligible Foreign Custodian, the Delegate is authorized to, and shall on behalf of the Fund, establish a system to monitor the appropriateness of maintaining the Fund's Assets with such Eligible Foreign Custodian and the contract with such Eligible Foreign Custodian.


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         5.   Guidelines and Procedures for the Exercise of Delegated Authority

         a.       Board's Conclusive Determination Regarding Country Risk.

         In exercising its delegated authority under this Agreement, the Delegate may assume, for all purposes, that the Board (or the Fund's investment adviser, which may be Bankers Trust Company acting through its advisory division or affiliates, pursuant to authority delegated by the Board) has considered and, pursuant to its fiduciary duties to the Fund and its shareholders, determined to accept such country risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, the Delegate may also assume that the Board (or the Fund's investment adviser pursuant to authority delegated by the Board) has, and will continue to monitor such country risk to the extent that the Board deems necessary or appropriate. Nothing in this Agreement shall require the Delegate to make any selection or to engage in any monitoring on behalf of the Fund that would entail the consideration of country risk. For purposes of this
Section 5(a), country risk means all factors reasonably related to the systemic risk of holding assets in a particular country, including, without limitation, such country's financial infrastructure (including any compulsory securities depositories (as hereinafter defined) operating in such country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of assets held in custody. A compulsory securities depository is a securities depository within the meaning of Rule 17f-5(a)(6) under the 1940 Act the use of which is (i) mandatory by law or regulation or
(ii) in practice mandatory because (x) securities cannot be withdrawn from the depository or (y) maintaining securities outside of the depository is not consistent with prevailing custodial practices.

         b.       Selection of Eligible Foreign Custodians.

         In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, the Delegate shall determine that Assets will be held by such Eligible Foreign Custodian subject to reasonable care based on the standards applicable to custodians in the market in which the Assets will be held after considering all factors relevant to the safekeeping of such Assets, including, without limitation, those set forth in Rule 17f-5(c)(1) of the 1940 Act.

         c.       Evaluation of Written Contracts.

         In exercising the authority delegated under this Agreement to enter into written contracts governing the Fund's foreign custody arrangements with an Eligible Foreign Custodian, the Delegate shall determine that such contracts (or, in the case of a securities depository other than a compulsory securities depository, such contract, the rules or established practices and procedures of such depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market and include the following provisions (or provisions which provide, in their entirety, the same or a greater level of care and protection):


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               indemnification  or insurance  arrangements  (or a combination of the foregoing) that will adequately protect the Funds against the risk of loss of Assets held in accordance with the contract;

               a  prohibition  against the Fund's  Assets  being  subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for the safe custody or administration of a Funds's Assets or, in the case of cash deposits, liens or rights in favor of creditors of such Eligible Foreign Custodian arising under bankruptcy, insolvency or similar laws;

               that  beneficial  ownership  of a Fund's  Assets  will be  freely transferable without the payment of money or value other than for safe custody or administration;

               maintenance  of adequate  records  identifying a Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund and that a Fund's independent accountants will be given access to those records (or confirmation of their contents); and

               that the Delegate  will receive  sufficient  and timely  periodic reports with respect to the safekeeping of a Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

         6.       Standard of Care

         In exercising the authority delegated under this Agreement, the Delegate will exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Funds' Assets would exercise but subject to the provisions of this Agreement, including, without limitation, paragraph 5(b) above.

         7.       Notification of Custodial Placement

         The Delegate agrees to provide written reports notifying the Board of the placement of Assets with a particular Eligible Foreign Custodian or Permissible Foreign Custodian and of any material change in the Fund's foreign custody arrangements. Such reports shall be provided to the Board annually (or more frequently as the parties may agree), except that the Delegate shall report to the Board any matter that the Delegate believes warrants the Board's prompt attention.

         8.       Effectiveness and Termination

         This Agreement shall become effective as of the date set forth above upon the execution and delivery of this Agreement or a counterpart thereof by each party thereto to the other party. This Agreement may be terminated at any time, without penalty, by either party hereto, by written notice from the terminating party to the non-terminating party. Such termination shall become effective 90 days after receipt by the non-terminating party of such notice. This Agreement shall also terminate upon the effectiveness of termination of the employment of the Delegate as custodian of Assets.

         9.       Notices

         All communications and notices between the parties hereto in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, facsimile or other means of electronic communication agreed upon by the parties hereto addressed, if to a Fund, to:

                            BT Insurance Funds Trust
         c/o First Data Investment Services Group.
         Exchange Place
         Boston, MA 02109-2873
         Attn: Elizabeth Russell    (617) 573-1531
                                    Fax:    (617) 722-9269

         If to the Delegate, to:

                              Bankers Trust Company
         One Bankers Trust Plaza-20
         130 Liberty Street
         New York, NY 10006
         Attn: Richard J. Fogarty   (212) 250-7686
                                    Fax:    (212) 669-0898

or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         10.      Governing Law and Successors and Assigns

         This Agreement shall be construed in accordance with the laws of the State of New York and shall not be assignable by either party but shall bind the successors in interest of the Board and the Delegate. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Fund irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail, postage prepaid, to the other party at its address set forth in Section 10 above or in any other manner permitted by law.


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         11.      Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         If the foregoing correctly sets forth our understanding, please execute in the space provided below and return to the undersigned the enclosed copy of this Agreement.

                                                              Very truly yours,

                                                          BANKERS TRUST COMPANY



                                                        By: /s/Richard Quintal



AGREED AS SET FORTH ABOVE

BT INSURANCE FUNDS TRUST
MUTUAL FUNDS LISTED ON APPENDIX A



By: /s/William E. Small



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                                   APPENDIX A


                               MANAGED ASSETS FUND
                                 SMALL CAP FUND
                            INTERNATIONAL EQUITY FUND
                              SMALL CAP INDEX FUND
                             EAFE EQUITY INDEX FUND
                              EQUITY 500 INDEX FUND
                              U.S. BOND INDEX FUND



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         APPENDIX  B--  The  following  are  the  jurisdictions  covered  by the
         Delegate's subcustodial network, as referenced in Paragraph 2:

Argentina                                                     Poland
Australia                                                     Portugal
Austria                                                       Russia
Bangladesh                                                    Singapore
Belgium                                              Slovak Republic
Botswana                                             South Africa
Brazil                                                        South Korea
Canada                                               Spain
Chile                                                         Sri Lanka
People's Republic of China-Shanghai         Sweden
People's Republic of China-Shenzhen         Switzerland
Colombia                                             Taiwan
Czech Republic                                       Thailand
Denmark                                              Turkey
Ecuador                                              United Kingdom
Egypt                                                         Venezuela
Finland                                              Zambia
France                                                        Zimbabwe
Germany
Ghana
Greece
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Jordan
Kenya
Luxembourg
Malaysia
Mauritius
Mexico
Morocco
Netherlands
New Zealand
Norway
Pakistan
Peru


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